SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that **UNIVERSAL DATABASE OF MUSIC USA, LLC** did on April 1, 2009, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on April 2, 2009.

ROSS MILLER
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20090402-0142

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090316070-38
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 04/01/2009 4:45 PM
	Entity Number E0168812009-1

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)	Universal Database of Music USA, LLC Check box if a Series Limited-Liability Company ☐
2. Registered Agent for Service of Process: (check only one box)	☑ Commercial Registered Agent: United States Corporation Agents, Inc. Name ☐ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 500 N. Rainbow Blvd. Ste. 300 A, Las Vegas, Nevada 89107 Street Address, City, Zip Code Nevada Mailing Address (if different from street address), City, Zip Code
3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. Management: (required)	Company shall be managed by: ☐ Manager(s) OR ☑ Member(s) (check only one box)
5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1) James Hunt Name 63 Main Street Suite 202, Flemington, NJ 08822 Street Address, City, State, Zip Code 2) John Wright Name 63 Main Street Suite 202, Flemington, NJ 08822 Street Address, City, State, Zip Code 3) Cecil Bernard Name 63 Main Street Suite 202, Flemington, NJ 08822 Street Address, City, State, Zip Code
6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)	Janet Yoo, Legalzoom.com, Inc. Name X [signature] Organizer Signature 7083 Hollywood Blvd., Suite 180, Los Angeles, CA 90028 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] 4/1/2009 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity, Date

This form must be accompanied by appropriate fees.